UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2022

STATE STREET CORPORATION

(Exact name of Registrant as Specified in its Charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street

Boston, Massachusetts 02111

(Address of principal executive offices, and Zip Code)

(617) 786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share	STT.PRD	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On February 7, 2022, State Street Corporation (“State Street”) issued $300,000,000 aggregate principal amount of Fixed-to-Floating Rate Senior Notes due 2026 (the “2026 Notes”), $650,000,000 aggregate principal amount of Fixed-to-Floating Rate Senior Notes due 2028 (the “2028 Notes”) and $550,000,000 aggregate principal amount of Fixed-to-Floating Rate Senior Notes due 2033 (the “2033 Notes” and, collectively with the 2026 Notes and the 2028 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-238861) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued pursuant to an Indenture dated as of October 31, 2014 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of May 8, 2017 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of March 30, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between State Street and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee. The form of 2026 Note is filed as Exhibit 4.1 hereto, the form of 2028 Note is filed as Exhibit 4.2 hereto and the form of 2033 Note is filed as Exhibit 4.3 hereto. The Base Indenture has been included as Exhibit 4.2 to State Street’s Registration Statement on Form S-3, filed with the SEC on November 18, 2014. The First Supplemental Indenture has been included as Exhibit 4.1 to State Street’s current report on Form 8-K, filed with the SEC on May 8, 2017. The Second Supplemental Indenture has been included as Exhibit 4.1 to State Street’s current report on Form 8-K, filed with the SEC on March 30, 2020.

The sale of the Notes was made pursuant to the terms of an underwriting agreement dated February 2, 2022 (the “Underwriting Agreement”), entered into among State Street and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Loop Capital Markets LLC and Siebert Williams Shank & Co., LLC, as representatives of the underwriters named therein. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

State Street expects to receive net proceeds from the offering of the Notes of approximately $1.492 billion, after deducting estimated expenses and underwriting discounts and commissions.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated February 7, 2022, regarding the legality of the Notes to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 2, 2022, by and among State Street Corporation and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Loop Capital Markets LLC and Siebert Williams Shank & Co., LLC, as representatives of the several underwriters named therein

4.1	Form of Fixed-to-Floating Rate Senior Notes due 2026

4.2	Form of Fixed-to-Floating Rate Senior Notes due 2028

4.3	Form of Fixed-to-Floating Rate Senior Notes due 2033

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated February 7, 2022

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

*104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Elizabeth M. Schaefer
Name:	Elizabeth M. Schaefer
Title:	Senior Vice President and Deputy Controller

Date: February 7, 2022